UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 7, 2025 (June 30, 2025)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.
001-38646	Dow Inc.	Delaware	30-1128146
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000
001-03433	The Dow Chemical Company	Delaware	38-1285128
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange
The Dow Chemical Company	0.500% Notes due March 15, 2027	DOW/27	New York Stock Exchange
The Dow Chemical Company	1.125% Notes due March 15, 2032	DOW/32	New York Stock Exchange
The Dow Chemical Company	1.875% Notes due March 15, 2040	DOW/40	New York Stock Exchange
The Dow Chemical Company	4.625% Notes due October 1, 2044	DOW/44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Dow Inc.	Emerging Growth Company	☐
The Dow Chemical Company	Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Dow Inc.	☐	The Dow Chemical Company	☐

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 30, 2025, the Board of Directors ("Board") of Dow Inc. ("Dow" or the "Company") approved restructuring actions to rationalize the Company’s global asset footprint, including certain actions identified as part of the Company’s previously announced strategic review of its European assets and certain corporate and other assets, and to enhance the Company’s competitiveness over the economic cycle. The program will include asset write-down and write-off charges, severance and related benefit costs, contract termination fees and other exit and disposal costs.

The Company will record a charge in the second quarter of 2025 for costs associated with these activities. In total, these costs are expected to be in the range of $630 million to $790 million and will consist of asset write-downs and write-offs ranging from $330 million to $360 million (and described more fully in Item 2.06), costs associated with exit and disposal activities ranging from $160 million to $260 million, primarily related to obligations from regulatory requirements connected to asset shutdowns and contract termination fees, and severance and related benefit costs ranging from $140 million to $170 million.

In total, future cash payments related to severance costs, contract termination fees and other exit and disposal costs as outlined above are anticipated to be approximately $300 million to $430 million and will be paid out primarily over the next four years.

In addition, the Company will incur costs to implement these actions, which will be expensed as incurred. These implementation costs are expected to range from $260 million to $350 million and result in future cash payments of approximately $205 million to $260 million over the life of the program.

The Company is assessing potential environmental remediation activities associated with the asset actions described herein, which could result in additional charges and cash payments in the future. The Company intends to continue operating other assets at the sites impacted by these actions.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this report if charges and future cash payments differ materially from current estimates.

Item 2.06 Material Impairments.

On June 30, 2025, the Board of the Company approved restructuring actions to rationalize the Company’s global asset footprint, including certain actions identified as part of the Company’s previously announced strategic review of its European assets and certain corporate and other assets. As a result of these actions, the Company will record a charge in the second quarter of 2025 ranging from $330 million to $360 million for asset write-downs and write-offs, including the write-down of manufacturing facilities and certain corporate assets. Significant actions approved to date include the following:

•Packaging & Specialty Plastics will shut down an ethylene facility in Böhlen, Germany.

•Industrial Intermediates & Infrastructure will shut down chlor-alkali and vinyl assets in Schkopau, Germany.

•Performance Materials & Coatings will shut down a basics siloxanes plant in Barry, United Kingdom.

•Additional Corporate actions include the write-off of leased, non-manufacturing facilities and the write-off of miscellaneous assets.

•The write-down and write-off of certain other manufacturing assets.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Section 8 - Other Events

Item 8.01 Other Events.

The Company issued a press release on July 7, 2025, regarding the preceding items. The press release is included below in its entirety.

2211 H.H. Dow Way
Midland, MI 48674
dow.com

Dow will shut down three upstream European assets in response to structural challenges in the region

•Right-sizing upstream regional capacity, reducing merchant sale exposure, and removing higher-cost, energy-intensive assets
•Building on April 2025 announcement through actions across the Company’s three operating segments to support European profitability
•Asset shutdowns will result in Op. EBITDA uplift beginning in 2026, ramping to 50% of the ~$200 million target by end-2027 and full delivery by 2029

MIDLAND, Mich. – July 7, 2025 – Dow (NYSE: DOW) announced today that, as a follow-up to the European asset actions first announced in April 2025, its Board of Directors has approved the shutdown of three upstream assets in Europe, in addition to certain corporate assets across the Company’s global asset footprint:

•Packaging & Specialty Plastics: Ethylene cracker in Böhlen, Germany; shutdown expected in 4Q27
•Industrial Intermediates & Infrastructure: Chlor-alkali & vinyl (CAV) assets in Schkopau, Germany; shutdown expected in 4Q27
•Performance Materials & Coatings: Basics siloxanes plant in Barry, U.K.; shutdown expected mid-year 2026

The shutdown of upstream assets in Europe will right-size regional capacity, reduce merchant sale exposure, and remove higher-cost, energy-intensive portions of Dow’s portfolio in the region. This will improve the Company’s ability to supply profitable derivative demand and optimize margins.

“Our industry in Europe continues to face difficult market dynamics, as well as an ongoing challenging cost and demand landscape,” said Jim Fitterling, Dow chair and CEO. “Over the past decade, we have demonstrated Dow’s commitment to operating with a best-owner mindset by taking proactive actions across higher-cost or non-strategic assets. Looking ahead, we remain committed to realizing the value of our incremental growth investments and enhancing profitability and cash flow through more than $6 billion in near-term cash support.”

In April 2025, the Company announced it had identified three assets in Europe for action across all of its operating segments. On June 30, 2025, Dow’s Board of Directors approved restructuring actions to rationalize the Company’s global asset footprint, including these three assets as part of its European review, and certain corporate and other assets.

Dow’s actions to shut down these assets will result in an Operating EBITDA uplift beginning in 2026, ramping to 50% of the approximate $200 million target by year-end 2027 with full delivery by 2029, with a cash outlay of approximately $500 million over four years.

As a result of these actions, the Company will record charges ranging from $630 million to $790 million, for both non-cash items—such as asset write-downs and write-offs—and cash items, such as exit and disposal of assets, as well as severance and related benefit costs.

The shutdown of the assets is expected to begin in mid-2026 and is estimated to be complete by the end of 2027, with potential decommissioning and demolition to continue into 2029 as needed.

Approximately 800 Dow roles will be impacted as a result of these actions. These roles are in addition to the $1 billion cost savings actions announced in January that included a workforce reduction of approximately 1,500 Dow roles globally.

Dow will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

Asset	Estimated Shutdown Timing	Implementation Timing	Cash Outlay ($MM)	Op. EBITDA Uplift at Full Run Rate ($MM)	Average Capex Avoidance ($MM/year)
P&SP: Böhlen Cracker	4Q27	2027 - 2029	$130	$60	$20
II&I: Schkopau CAV	4Q27	2026 - 2029	$80	$10	$15
PM&C: Barry Siloxane	Mid-2026	2026 - 2029	$180	$90	$20
Corporate and Other Actions	2026 - 2028	2026 - 2028	$120	$40	$5
Total			~$500	~$200	~$60

About Dow
Dow (NYSE: DOW) is one of the world’s leading materials science companies, serving customers in high-growth markets such as packaging, infrastructure, mobility and consumer applications. Our global breadth, asset integration and scale, focused innovation, leading business positions and commitment to sustainability enable us to achieve profitable growth and help deliver a sustainable future. We operate manufacturing sites in 30 countries and employ approximately 36,000 people. Dow delivered sales of approximately $43 billion in 2024. References to Dow or the Company mean Dow Inc. and its subsidiaries. Learn more about us and our ambition to be the most innovative, customer-centric, inclusive and sustainable materials science company in the world by visiting www.dow.com.

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For further information, please contact:

INVESTORS:	MEDIA:
Andrew Riker	Rachelle Schikorra
ajriker@dow.com	ryschikorra@dow.com

Cautionary Statement about Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; any sanctions, export restrictions, supply chain disruptions or increased economic uncertainty related to the ongoing conflicts between Russia and Ukraine and in the Middle East; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow's contemplated capital and operating projects; Dow's ability to realize its commitment to carbon neutrality on the contemplated timeframe, including the completion and success of its integrated ethylene cracker and derivatives facility in Alberta, Canada; size of the markets for Dow’s products and services and ability to compete in such markets; Dow’s ability to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in public sentiment and political leadership; increased concerns about plastics in the environment and lack of a circular economy for plastics at scale; changes in consumer preferences and demand; changes in laws and regulations, political conditions, tariffs and trade policies, or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business, logistics, and supply disruptions; security threats, such as acts of sabotage, terrorism or war, including the ongoing conflicts between Russia and Ukraine and in the Middle East; weather events and natural disasters; disruptions in Dow’s information technology networks and systems, including the impact of cyberattacks; risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities; and any global and regional economic impacts of a pandemic or other public health-related risks and events on Dow’s business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company's subsequent Quarterly Reports on Form 10-Q. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. and The Dow Chemical Company and its consolidated subsidiaries assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

®TM Trademark of The Dow Chemical Company or an affiliated company of Dow

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.
THE DOW CHEMICAL COMPANY
Date: July 7, 2025

/s/ ANDREA L. DOMINOWSKI
Andrea L. Dominowski Controller and Vice President of Controllers